UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

CRDENTIA CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5001 LBJ Freeway, Suite 850
Dallas, Texas 75244
(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 21, 2006, Crdentia Corp. (“Crdentia”) and iVOW, Inc. (“iVOW”) announced the execution of an Agreement and Plan of Merger, dated as of September 20, 2006 (the “Merger Agreement”), by and among Crdentia, iVOW and iVOW Acquisition Corp., a wholly-owned subsidiary of Crdentia (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into iVOW, with iVOW surviving as a wholly-owned subsidiary of Crdentia (the “Merger”).  The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Crdentia’s and iVOW’s stockholders.  The Merger is expected to close in the fourth quarter of 2006.

At the effective time of the Merger, all shares of iVOW common stock issued and outstanding immediately prior to the effective time will be converted automatically into the right to receive, in the aggregate, approximately $3.5 million in shares of Crdentia common stock, subject to reduction based on the iVOW bank and financing debt assumed by Crdentia, the value of any uncollected accounts receivable at the effective time and the value of any iVOW warrants assumed by Crdentia.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Crdentia directors C. Fred Toney and William Nydam served on the boards of directors of both Crdentia and iVOW at the time Crdentia’s board approved the Merger Agreement.  Mr. Toney is a Managing Member of MedCap Management & Research LLC, which is the general partner of MedCap Partners L.P. and MedCap Master Fund L.P. (the “MedCap Funds”).  The MedCap Funds beneficially own more than 78% of the outstanding shares of Crdentia and 26% of the outstanding shares of iVOW, as reported in Crdentia’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on April 28, 2006 and iVOW’s proxy statement for its 2006 Annual Meeting of Stockholders filed with the SEC on May 10, 2006, respectively.  In addition, Crdentia’s Chief Executive Officer and Chairman of its Board of Directors, James D. Durham, is a former director of iVOW.  Crdentia’s board of directors unanimously approved the Merger Agreement, with Mr. Toney and Mr. Durham abstaining.  Mr. Toney voluntarily resigned from the iVOW board of directors immediately following the approval of the Merger Agreement by iVOW.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Crdentia and iVOW. The Merger Agreement contains representations and warranties of Crdentia and iVOW. The assertions embodied in these representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

In connection with the Merger, Crdentia and iVOW have entered into an Interim Management Agreement pursuant to which Crdentia has sole and exclusive responsibility, authority and discretion to (a) conduct, manage, direct and control all aspects of the business and operations of iVOW and (b) utilize iVOW’s cash and working capital to defray any and all expenses of both Crdentia and iVOW.  The foregoing description of the Interim Management Agreement is qualified in its entirety by reference to the Interim Management Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Crdentia and iVOW have also entered into separate voting agreements with the MedCap Funds, pursuant to which the MedCap Funds have agreed to vote all of their shares of common stock of Crdentia and iVOW in favor of the Merger.  The foregoing description of the voting agreements is qualified in its entirety by reference to the voting agreements attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.
10.1	Interim Management Agreement, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.
10.2	Crdentia Merger Voting Agreement, dated September 20, 2006, by and among Crdentia Corp., MedCap Partners L.P. and MedCap Master Fund L.P.
10.3	iVOW Merger Voting Agreement, dated September 20, 2006, by and among iVOW, Inc., MedCap Partners L.P. and MedCap Master Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

September 25, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.
10.1	Interim Management Agreement, dated September 20, 2006, by and among Crdentia Corp., iVOW Acquisition Corp. and iVOW, Inc.
10.2	Crdentia Merger Voting Agreement, dated September 20, 2006, by and among Crdentia Corp., MedCap Partners L.P. and MedCap Master Fund L.P.
10.3	iVOW Merger Voting Agreement, dated September 20, 2006, by and among iVOW, Inc., MedCap Partners L.P. and MedCap Master Fund L.P.